PETROSEARCH CORPORATION





                          ESTIMATED REMAINING RESERVES
                             AND FUTURE NET REVENUE

                              CONOCO-GRUMAN 18 #1
                          NW SE SECTION 18-T139N-R96W
                           STARK COUNTY, NORTH DAKOTA






                             AS OF DECEMBER 31, 2004








MCCARTNEY ENGINEERING, LLC
CONSULTING PETROLEUM ENGINEERS
--------------------------------------------------------------------------------
4251 KIPLING STREET, SUITE 575 WHEAT RIDGE, CO 80033 (303)830-7208 FAX (303) 830-7004

MCCARTNEY ENGINEERING, LLC
CONSULTING PETROLEUM ENGINEERS
--------------------------------------------------------------------------------
4251 KIPLING STREET, SUITE 575 WHEAT RIDGE, CO 80033 (303)830-7208 FAX (303) 830-7004

March 17,2005

Mr. Wayne Beninger
PetroSearch Corporation
4925 Greenville Avenue, Suite 120
Dallas, Texas 75206

     Re: Evaluation of the PetroSearch Corporation North Dakota Oil & Gas Properties as of December 31,2004

Dear Mr. Beninger:

At your request, we have estimated the remaining reserves and future net revenue for the PetroSearch Corporation (PetroSearch) interests in the Conoco-Gruman 18 #1 well located in the NW SE Section 18-T139N-R96W, Stark County, North Dakota. Remaining reserves have been estimated for continued primary operations as well as planned secondary recovery (Waterflood) operations. These before federal income tax reserves and revenue projections are based on non-escalated product prices and operating expenses pursuant to the Security Exchange Commission (SEC) guidelines for reporting remaining reserves and future revenues. Results are summarized below:

                             Net Remaining Reserves       Estimated Future Net Cash Flow
                             As of December 31,2004                        Discounted At
Reserve Category            Oil (BBL)     Gas (MCF)      Undiscounted         10 Percent
------------------------  ------------  -------------  -----------------  --------------
    Proved Producing           117,856         51,075  $       3,344,736  $    2,775,755
    Proved Undeveloped         168,715         37,962          5,551,536       4,258,825
                          ------------  -------------  -----------------  --------------
Total - Proved Reserves        286,571         89,037  $       8,896.272  $    7,034,580

Table #1 is a one-line summary showing the working and net revenue interest, gross and net reserves and discounted present worth value for each reserve category. Table #2 is the summary cash flow projection for both reserve categories. Tables #3 and #4 are cash flow projections for the respective reserves categories. The historic production and production forecasts are shown graphically in Figure #1.

Sources of Data
---------------

Lease name, location, completion data, and performance history was supplied by PetroSearch for use in this study. Working interests and net revenue interests were supplied by PetroSearch personnel, as were historic oil and gas prices and operating expenses. These data have been accepted by McCartney Engineering, LLC as presented. McCartney Engineering, LLC reserves the right to revise the associated reserve and economic projections if future information indicates discrepancies in the data provided. No independent well tests or property inspections were made in conjunction with this study, nor were such deemed necessary.

Mr. Wayne Beninger
March 17, 2005
Page 2


Reserve Categories
------------------

The reserves included in this report are classified as proved developed producing and proved undeveloped reserves. Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known oil and gas reservoirs under existing economic and operating conditions. Proved developed producing reserves are those which are expected to be produced from existing completion intervals now open for production in existing wells.

Proved undeveloped reserves have been assigned to the planned water injection operations scheduled to commence in the second quarter 2005. The plan is to provide this reservoir pressure support through water injection. This method of enhanced recovery has been implemented in adjacent fields with excellent results.

Method of Assigning Reserves
----------------------------

Reserves were estimated from an analysis of available performance and geologic data. This well encountered the productive Lodgepole Limestone Mound in a deviated well bore with a bottom hole location approximately 669 ft northwest of the abandoned vertical well bore drilled by Conoco in 1996. Only the top 20 ft of Mound was penetrated in the PetroSearch well bore with no conformation as to the oil-water contact. For the purposes of this analysis, we have assumed that the oil-water contact is the same as originally observed in the Eland Field at -7305 ft. resulting in an estimated oil column of 50 ft. However, pressure data is reportedly not consistent with current pressures in the nearby Eland Field making the determination of reservoir size impossible with current data.

This well experienced significant production problems in mid 2004. The production problems were alleviated somewhat by November 2004 with production rates increasing to approximately 200 BOPD. The well performance indicates that the reservoir is pressure depleting with no significant pressure support from water encroachment. Pressure support through water injection into the base of the structure is expected to enhance the reservoir energy and recover significant additional reserves.

Oil and Gas Prices
------------------

The oil, gas, and LPG prices used in this study were estimated from data supplied by your office. The December 2004 oil, gas, and LPG prices were $38.61/BBL, $5.84/MCF, and $0.78/gallon, respectively. In the cash flow projections, the value of the LPG products is included in the Gas Sales column with the Gas Price being adjusted to account for the value of the associated LPG. These prices were held constant throughout the property life.

Expenses
--------

Operating costs of $33,000 per month are based on historic data supplied by your office. Incremental Waterflood costs of $3,000 per month were included in the Waterflood economics. Since this well was a reentry of a previously abandoned well, the state of North Dakota has exempted the 6.5% oil extraction tax through October 2013. The 5% oil production tax is assessed

Mr.  Wayne  Beninger
March  17,2005
Page  3


on all production. The gas tax rate is currently $0.0824 per MCF. These taxes were considered in the cash flow projections. No deductions were made for lease payments for production equipment or for general or corporate overhead other than that associated with the direct operating and administration of individual properties. The estimated net income is before state and federal income tax and does not consider encumbrances against the properties, if such exist. Neither the value of salvageable equipment nor the potential plugging and abandonment expense has been included in this evaluation.

Summary
-------

The accuracy of any reserve estimate, especially when based on volumetric analysis or limited production history, is a function of available data and of engineering and geological interpretation and judgment. While the reserve estimates used herein are believed reasonable, they should be accepted with the understanding that subsequent reservoir performance, changes in pricing structure or market demand may justify their revision. Reserves estimates based on volumetric analysis are inherently less reliable than those based on a lengthy production history.

In our opinion, the above reserve and revenue estimates fairly and appropriately present the proved producing reserves of PetroSearch in accordance with the definitions, assumptions and methodology described above.

We appreciate the opportunity to provide you with this report. All related data is in our file and is available for your review.

Very truly yours,
McCartney Engineering, LLC

/s/ Jack A. McCartney
Jack A. McCartney Manager

[GRAPHIC OMITTED]

COLORADO REGISTERED
Jack A. McCartney
      14618
PROFESSIONAL ENGINEER

                                    Figure #1
                           Petrox Conoco Gruman #18-1

                                [GRAPHIC OMITTED]


                                                   TABLE #1

                                            PETROSEARCH CORPORATION

                                 INDIVIDUAL WELL DISCOUNTED CASH FLOW SUMMARY
                                            AS OF DECEMBER 31, 2004



CATEGORY, FIELD NAME,           WORKING   REVENUE   GROSS OIL   GROSS GAS   NET OIL   NET GAS     DISCOUNTED
AND LEASE NAME                  INTEREST  INTEREST    (BBL)       (MCF)      (BBL)     (MCF)    REVENUE @ 10%
------------------------------  --------  --------  ----------  ----------  --------  --------  --------------
PROVED PRODUCING RESERVES

    ELAND FIELD
      CONOCO-GRUMAN 18 #1       0.637500  0.468000     251,829     242,515   117,856    51,075  $    2,775,755
                                                    ----------  ----------  --------  --------  --------------
TOTAL - PROVED PRODUCING RESERVES                      251,829     242,515   117,856    51,075  $    2,775,755


PROVED UNDEVELOPED RESERVES

    ELAND FIELD
      CONOCO-GRUMAN 18 #1 (WF)  0.637500  0.468000     360,503     180,254   168,715    37,962  $    4,258,825
                                                    ----------  ----------  --------  --------  --------------
TOTAL - PROVED UNDEVELOPED RESERVES                    360,503     180,254   168,715    37,962  $    4,258,825

TOTAL - ALL CATEGORIES                                 612,332     422,769   286,571    89,037  $    7,034,580

                                                      TABLE   #2

                                               PETROSEARCH  CORPORATION

                                     PRIMARY PLUS INCREMENTAL WATERFLOOD RESERVES
                                     (PROVED PRODUCING PLUS UNDEVELOPED RESERVES)
                                                 AS OF JANUARY 1, 2005


          GROSS      GROSS OIL    GROSS GAS      NET OIL     NET GAS   OIL PRICE   OIL SALES    GAS PRICE   GAS SALES
 YEAR     WELLS        (BBL)        (MCF)         (BBL)       (MCF)     ($/BBL)       ($)       ($/MCF*)       ($)
-----  ------------  ----------  -----------  -------------  --------  ----------  ----------  -----------  ----------
 2005          2.00       98178        49955          45947     10521       38.61     1774014       15.530      163391
 2006          2.00      170437        98751          79764     20797       38.61     3079688       15.530      322977
 2007          2.00      132211        86536          61875     18224       38.61     2388994       15.530      283019
 2008          2.00       83580        64557          39116     13596       38.61     1510269       15.530      211146
 2009          2.00       53161        48720          24880     10261       38.61      960617       15.530      159353
 2010          2.00       33612        36697          15730      7729       38.61      607335       15.530      120031
 2011          2.00       22424        28188          10494      5937       38.61      405174       15.530       92202
 2012         11.00       14810         7405           6931      1559       38.61      267606       15.530       24211
 2013          3.00        3919         1960           1834       413       38.61       70811       15.530        6414
                     ----------  -----------  -------------  --------  ----------  ----------  -----------  ----------
                         612332       422769         286571     89037       38.61    11064508       15.530     1382744

           TOTAL     OPERATING   PRODUCTION    SECTION  29    OTHER       NET        CUM NET     DISC P.W.    CUM P.W.
 YEAR    SALES ($)     COSTS       TAXES       TAX CREDITS   EXPENSE    REVENUE      REVENUE     AT 10.0%     AT 10.0%
-----  ------------  ----------  -----------  -------------  --------  ----------  ----------  -----------  ----------
 2005       1937405      275400        89567              0    737779      834659      834659       795816      795816
 2006       3402665      275400       155698              0         0     2971567     3806226      2575707     3371523
 2007       2672013      275400       120951              0         0     2275662     6081888      1793188     5164711
 2008       1721415      275400        76634              0         0     1369381     7451269       980956     6145667
 2009       1119970      275400        48876              0         0      795694     8246963       518178     6663845
 2010        727366      275400        31003              0         0      420963     8667926       249221     6913066
 2011        497376      275400        20748              0         0      201228     8869154       108302     7021368
 2012        291817      252450        13509              0         0       25858     8895012        12652     7034020
 2013         77225       68850         7115              0         0        1260     8896272          560     7034580
       ------------  ----------  -----------  -------------  --------  ----------  ----------  -----------  ----------
           12447252     2249100       564101              0    737779     8896272     8896272      7034580     7034580


*NOTE: GAS  PRICE  REFLECTS  THE  VALUE  OF  THE  LPG  PRODUCTS.  LPG CONTENT IS
       APPROXIMATELY 6.86 GAL/MCF BASED ON ESTIMATED GAS PLANT INLET VOLUMES.

                                TABLE #2 (CONT'D)

                             PETROSEARCH CORPORATION

                  PRIMARY PLUS INCREMENTAL WATERFLOOD RESERVES
                  (PROVED PRODUCING PLUS UNDEVELOPED RESERVES)
                              AS OF JANUARY 1, 2004


DISCOUNTED PRESENT  WORTH VALUE PROFILE
  DISCOUNT RATE        PRESENT WORTH
------------------  -------------------
      0.100              7,034,580
      0.110              6,885,725
      0.120              6,742,304
      0.130              6,604,055
      0.140              6,470,722
      0.150              6,342,070
      0.160              6,217,872
      0.170              6,097,924
      0.180              5,982,024
      0.190              5,869,986
      0.200              5,761,634
      0.210              5,656,804
      0.220              5,555,340
      0.230              5,457,093
      0.240              5,361,921
      0.250              5,269,698
      0.260              5,180,294
      0.270              5,093,591
      0.280              5,009,479
      0.290              4,927,850
      0.300              4,848,603
      0.310              4,771,644
      0.320              4,696,879
      0.330              4,624,224
      0.340              4,553,597
      0.350              4,484,916
      0.360              4,418,110
      0.370              4,353,110
      0.380              4,289,846
      0.390              4,228,254
      0.400              4,168,271
      0.410              4,109,841
      0.420              4,052,909
      0.430              3,997,419
      0.440              3,943,324
      0.450              3,890,570
      0.460              3,839,115
      0.470              3,788,911
      0.480              3,739,918
      0.490              3,692,095
      0.500              3,645,403

                                                  TABLE #3

                                           PETROSEARCH CORPORATION

                           REMAINING PRIMARY PROJECTION - PROVED PRODUCING RESERVES
                                           AS OF DECEMBER 31, 2004


 CONOCO -GRUMAN  18 #1                          ELAND FIELD
 NWSE SEC 18-T139N-R96W                         STARK COUNTY, NORTH DAKOTA            -PRESENT WORTH PROFILE-
 LODGEPOLE FORMATION - AS OF DECEMBER 31, 2004                                        DISC RATE     P/W VALUE
                                                                                      -----------  ----------
 EVALUATION NO. 1
                                                                                          0.100     2,775,755
 WORKING INTEREST:   0.6375000                  NET INTEREST:   0.4680000                 0.150     2,561,514
 OIL PRICE:   $ 38.610/BBL                      OIL ESCALATION:   0.0%/YR                 0.200     2,380,490
 GAS PRICE:   $ 5.840/MCF                       GAS ESCALATION:   0.0%/YR                 0.250     2,225,793
 LPG PRICE:   $ 0.777/GALLON                    LPG ESCALATION:   0.0%/YR                 0.300     2,092,249
 OPERATING COSTS:   $ 33,000/WELL /MONTH        COST ESCALATION:  0.0%/YR
 PRODUCTION TAXES:   5.0% OIL SALES             $0.082/MCF
 REMAINING WELL LIFE =   7.00 YEARS             GAS SHRINKAGE = 55.000%

         GROSS    GROSS OIL    GROSS GAS     NET OIL     NET GAS   OIL PRICE   OIL SALES   GAS PRICE   GAS SALES
YEAR     WELLS      (BBL)        (MCF)        (BBL)       (MCF)     ($/BBL)       ($)       ($/MCF*)      ($)
-----  ---------  ----------  -----------  ------------  --------  ----------  ----------  ----------  ----------
 2005       1.00       70688        36210         33082      7626       38.61     1277296      15.530      118432
 2006       1.00       55088        41076         25781      8651       38.61      995404      15.530      134350
 2007       1.00       41316        41088         19336      8653       38.61      746563      15.530      134381
 2008       1.00       30989        38261         14503      8058       38.61      559961      15.530      125141
 2009       1.00       23241        33760         10877      7110       38.61      419961      15.530      110418
 2010       1.00       17432        28607        . 8158      6025       38.61      314980      15.530       93568
 2011       1.00       13075        23513          6119      4952       38.61      236255      15.530       76905
                  ----------  -----------  ------------  --------  ----------  ----------  ----------  ----------
                      251829       242515        117856     51075       38.61     4550420      15.530      793195

         TOTAL    OPERATING   PRODUCTION   SECTION 29     OTHER      NET         CUM NET    DISC P.W.   CUM P.W.
YEAR   SALES ($)    COSTS       TAXES      TAX CREDITS   EXPENSE    REVENUE      REVENUE    AT 10.0%    AT 10.0%
-----  ---------  ----------  -----------  ------------  --------  ----------  ----------  ----------  ----------
2005     1395728      252450        64493             0         0     1078785     1078785     1028581     1028581
2006     1129754      252450        50483             0         0      826821     1905606      716675     1745256
2007      880944      252450        38041             0         0      590453     2496059      465268     2210524
2008      685102      252450        28662             0         0      403990     2900049      289398     2499922
2009      530379      252450        21584             0         0      256345     3156394      166939     2666861
2010      408548      252450        16245             0         0      139853     3296247       82797     2749658
2011      313160      252450        12221             0         0       48489     3344736       26097     2775755
       ---------  ----------  -----------  ------------  --------  ----------  ----------  ----------  ----------
         5343615     1767150       231729             0         0     3344736     3344736     2775755     2775755

*NOTE: GAS  PRICE  REFLECTS  THE  VALUE  OF  THE  LPG  PRODUCTS.  LPG CONTENT IS
       APPROXIMATELY 6.86 GAL/MCF BASED ON ESTIMATED GAS PLANT INLET VOLUMES.

                                                          TABLE #4

                                                   PETROSEARCH CORPORATION

                               INCREMENTAL WATERFLOOD PROJECTION - PROVED UNDEVELOPED RESERVES
                                                   AS OF DECEMBER 31, 2004


 CONOCO-GRUMAN 18  #1  (WF)                     ELAND FIELD
 NWSE SEC 18-T139N-R96W                         STARK COUNTY, NORTH DAKOTA             -PRESENT WORTH PROFILE -
 WATERFLOOD RESERVES - LODGEPOLE FORMATION - AS OF DECEMBER 31, 2004                  DISC RATE      P/W VALUE
                                                                                    -------------  ------------
 EVALUATION NO. 2
                                                                                         0.100       4,258,825
 WORKING INTEREST:   0.6375000                  NET INTEREST:   0.4680000                0.150       3,780,554
 OIL PRICE:   $38.610/BBL                       OIL ESCALATION:   0.0%/YR                0.200       3,381,144
 GAS PRICE:   $5.840/MCF                        GAS ESCALATION:   0.0%/YR                0.250       3,043,905
 LPG PRICE:   $0.777/GALLON                     LPG ESCALATION:   0.0%/YR                0.300       2,756,255
 OPERATING COSTS:   $ 3,000/WELL/MONTH          COST ESCALATION:  0.0%/YR
 PRODUCTION TAXES:   5.0% OIL SALES             $0.082/MCF
 REMAINING WELL LIFE =   9.00 YEARS             GAS SHRINKAGE = 55.000%

         GROSS    GROSS OIL    GROSS GAS     NET OIL     NET GAS   OIL PRICE   OIL SALES   GAS PRICE   GAS SALES
YEAR     WELLS      (BBL)        (MCF)        (BBL)       (MCF)     ($/BBL)       ($)       ($/MCF*)      ($)
-----  ---------  ----------  -----------  ------------  --------  ----------  ----------  ----------  ----------
 2005       1.00       27490        13745         12865      2895       38.61      496718      15.530       44959
 2006       1.00      115349        57675         53983     12146       38.61     2084284      15.530      188627
 2007       1.00       90895        45448         42539      9571       38.61     1642431      15.530      148638
 2008       1.00       52591        26296         24613      5538       38.61      950308      15.530       86005
 2009       1.00       29920        14960         14003      3151       38.61      540656      15.530       48935
 2010       1.00       16180         8090          7572      1704       38.61      292355      15.530       26463
 2011       1.00        9349         4675          4375       985       38.61      168919      15.530       15297
 2012      11.00       14810         7405          6931      1559       38.61      267606      15.530       24211
 2013       3.00        3919         1960          1834       413       38.61       70811      15.530        6414
                  ----------  -----------  ------------  --------  ----------  ----------  ----------  ----------
                      360503       180254        168715     37962       38.61     6514088      15.530      589549

         TOTAL     OPERATING   PRODUCTION   SECTION 29    OTHER        NET       CUM NET    DISC P.W.    CUM P.W.
YEAR   SALES ($)     COSTS       TAXES     TAX CREDITS   EXPENSE     REVENUE     REVENUE    AT 10.0%     AT 10.0%
-----  ---------  ----------  -----------  ------------  --------  ----------  ----------  ----------  ----------
 2005     541677       22950        25074             0    737779     -244126     -244126     -232765     -232765
 2006    2272911       22950       105215             0         0     2144746     1900620     1859032     1626267
 2007    1791069       22950        82910             0         0     1685209     3585829     1327920     2954187
 2008    1036313       22950        47972             0         0      965391     4551220      691558     3645745
 2009     589591       22950        27292             0         0      539349     5090569      351239     3996984
 2010     318818       22950        14758             0         0      281110     5371679      166424     4163408
 2011     184216       22950         8527             0         0      152739     5524418       82205     4245613
 2012     291817      252450        13509             0         0       25858     5550276       12652     4258265
 2013      77225       68850         7115             0         0        1260     5551536         560     4258825
       ---------  ----------  -----------  ------------  --------  ----------  ----------  ----------  ----------
         7103637      481950       332372             0    737779     5551536     5551536     4258825     4258825

*NOTE: GAS  PRICE  REFLECTS  THE  VALUE  OF  THE  LPG  PRODUCTS.  LPG CONTENT IS
       APPROXIMATELY 6.86 GAL/MCF BASED ON ESTIMATED GAS PLANT INLET VOLUMES.